EXHIBIT 23.5






                      CONSENT OF DANIELSON ASSOCIATES INC.

         We hereby consent to the use of our firm's name in the Form S-4 Registration Statement of Tompkins Trustco, Inc. relating to the registration of shares of Tompkins common stock to be issued in connection with the proposed acquisition of Letchworth Independent Bancshares Corporation. We also consent to the inclusion of our opinion letter as an Appendix to the Joint Proxy Statement/Prospectus included as part of the Form S-4 Registration Statement, and to the references to our opinion included in the Joint Proxy Statement/Prospectus.

                                              DANIELSON ASSOCIATES INC.



                                              By: /s/ JON D. HOLTAWAY
                                                  ------------------------------
                                                  Jon D. Holtaway
                                                  Senior Vice President

Date:  November 4, 1999